As filed with the Securities and Exchange Commission on November 21, 2003



                                                      Registration No. 333-56948
________________________________________________________________________________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
________________________________________________________________________________


                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________________________________________________________


                                 ANTIGENICS INC.
             (Exact name of registrant as specified in its charter)



              Delaware                                06-1562417

    (State or other jurisdiction        (I.R.S. Employer Identification Number)
  of incorporation or organization)

             630 FIFTH AVENUE, SUITE 2100, NEW YORK, NEW YORK 10111
                                 (212) 994-8200

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________________________________________________________________________________



                              GARO H. ARMEN, PH.D.
                      President and Chief Executive Officer
                                Antigenics Inc..
                          630 Fifth Avenue, Suite 2100
                            New York, New York 10111
                                 (212) 994-8200

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                                  PAUL KINSELLA
                                Ropes & Gray LLP
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 951-7000
________________________________________________________________________________

                                EXPLANATORY NOTE

Antigenics Inc. previously registered 458,098 shares of Antigenics common stock, $0.01 par value per share (the "Shares"), for resale by the State of Wisconsin Investment Board, which had acquired the Shares in connection with Antigenics' acquisition of Aquila Biopharmaceuticals Inc. in November 2000. This Post-Effective Amendment is filed to deregister the 20,000 Shares that remain unsold.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York City, New York, on November 21, 2003.



                                   ANTIGENICS INC.


                                   By: /s/ Garo H. Armen, Ph.D.
                                       -----------------------------------------
                                           Garo H. Armen
                                           President and Chief Executive Officer